UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  SCHEDULE 14A
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[x] Definitive Additional Materials

[ ] Soliciting Material Pursuant to ss.240.14a-12

                                  CENVEO, INC.
      --------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

      --------------------------------------------------------------------
     (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required


[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:
     ------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:
     ------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     ------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:
     ------------------------------------------------------------------

     5) Total fee paid:
     ------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
     ------------------------------------------------------------------

     2) Form Schedule or Registration Statement No.:
     ------------------------------------------------------------------

     3) Filing Party:
     ------------------------------------------------------------------

     4) Date Filed:
     ------------------------------------------------------------------

[CENVEO LOGO]



________________________________________________________________________________
FOR IMMEDIATE RELEASE                                 INVESTORS:
                                                      Michel P. Salbaing
                                                      Senior Vice President
                                                      & CFO
                                                      Cenveo, Inc.
                                                      303-790-8023
                                                      michel.salbaing@cenveo.com

                                                      MEDIA:
                                                      Kathy Hedin
                                                      Director of Communications
                                                      Cenveo, Inc.
                                                      303-566-7494
                                                      Abernathy MacGregor
                                                      Rhonda Barnat/Mike Pascale
                                                      212-371-5999



                CENVEO CONCLUDES REVIEW OF STRATEGIC ALTERNATIVES

ENGLEWOOD, Co., August 15, 2005 - Cenveo(TM), Inc. (NYSE: CVO), one of North America's leading providers of visual communications services, today announced that after careful and thorough review of its strategic alternatives, including expressions of interest from potential transaction partners, Cenveo's Board has concluded that at this time the best alternative to maximize value for all stockholders is to follow the strategic plan of initiatives to reduce operating expenses, streamline management functions and increase top-line revenue growth, now being implemented under the leadership of James R. Malone, Cenveo's newly appointed chief executive officer. In reaching this conclusion the Board noted that the Company has made significant progress on its strategic plan in a short amount of time, particularly in reducing operating costs. The Board also noted that it considered expressions of interest for the Company as a whole and for its various businesses from potential transaction partners of up to but not exceeding nine dollars per share.

The Cenveo Board remains open to exploring all value creating alternatives that may be available to Cenveo in the future. "The industry is a consolidating industry and at the right time, the Company plans to be part of that consolidation," said Jim Malone.

"I joined Cenveo in June with the commitment to see that Cenveo is restored to profitability," said Mr. Malone. "We have put in place an aggressive strategic plan and I am pleased to say that our plan is working. We have already identified $55 million in annualized cost savings that will be in place by January 1, 2006, which we believe will put us on an EBITDA run rate of $190 million. And, we continue to identify additional areas for improvement.

"Cenveo has established considerable momentum in just a short period. All of us look forward to continuing that momentum and doing everything we can to maximize value for our stockholders."


ABOUT CENVEO

Cenveo, Inc. (NYSE: CVO), www.cenveo.com , is one of North America's leading providers of visual communications with one-stop services from design through fulfillment. The company is uniquely positioned to serve both direct customers through its commercial segment, and distributors and resellers of printed office products through its Quality Park resale segment. The company's broad portfolio of services and products include e-services, envelopes, offset and digital printing, labels and business documents. Cenveo currently has approximately 9,400 employees and more than 80 production locations plus five advanced fulfillment and distribution centers throughout North America. In 2004 and 2005, Cenveo was voted among Fortune Magazine's Most Admired Companies in the printing and publishing category and has consistently earned one of the highest Corporate Governance Quotients by Institutional Shareholder Services. The company is headquartered in Englewood, Colorado.

Cenveo and Vision Delivered are either trademarks or registered trademarks of Cenveo, Inc.



IMPORTANT INFORMATION

On August 5, 2005, Cenveo, Inc. filed with the Securities and Exchange Commission a definitive proxy statement on Schedule 14A in connection with a special meeting of its shareholders. CENVEO'S SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ CAREFULLY THE DEFINITIVE PROXY STATEMENT, BECAUSE IT CONTAINS IMPORTANT INFORMATION.

Free copies of the definitive proxy statement are available at the SEC's web site at www.sec.gov, at the Cenveo's web site at www.cenveo.com, or by directing requests to Cenveo's proxy solicitor, Innisfree M&A Incorporated, toll free at 1-888 750-5834.

FORWARD-LOOKING STATEMENTS

STATEMENTS MADE IN THIS RELEASE, OTHER THAN THOSE CONCERNING HISTORICAL FINANCIAL INFORMATION, MAY BE CONSIDERED FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO RISKS AND UNCERTAINTIES, INCLUDING WITHOUT LIMITATION: (1) GENERAL ECONOMIC, BUSINESS AND LABOR CONDITIONS, (2) THE ABILITY TO IMPLEMENT THE COMPANY'S STRATEGIC INITIATIVES, (3) THE ABILITY TO REGAIN PROFITABILITY AFTER SUBSTANTIAL LOSSES IN 2004 AND THE FIRST SIX MONTHS OF 2005, (4) THE MAJORITY OF COMPANY'S SALES ARE NOT SUBJECT TO LONG-TERM CONTRACTS, (5) THE IMPACT OF A NEW CEO AND CHANGES IN MANAGEMENT AND STRATEGIC DIRECTION THAT MAY BE MADE, (6) THE IMPACT OF A SPECIAL SHAREHOLDERS' MEETING TO BE HELD SEPTEMBER 14, 2005 CALLED BY A DISSIDENT SHAREHOLDER GROUP TO REPLACE THE CURRENT BOARD OF DIRECTORS, (7) THE ABILITY TO EFFECTIVELY EXECUTE COST REDUCTION PROGRAMS AND MANAGEMENT REORGANIZATIONS, (8) THE INDUSTRY IS EXTREMELY COMPETITIVE DUE TO OVER CAPACITY,
(9) THE IMPACT OF THE INTERNET AND OTHER ELECTRONIC MEDIA ON THE DEMAND FOR ENVELOPES AND PRINTED MATERIAL, (10) POSTAGE RATES AND OTHER CHANGES IN THE DIRECT MAIL INDUSTRY, (11) ENVIRONMENTAL LAWS MAY AFFECT THE COMPANY'S BUSINESS,
(12) THE ABILITY TO RETAIN KEY MANAGEMENT PERSONNEL, (13) COMPLIANCE WITH RECENTLY ENACTED AND PROPOSED CHANGES IN LAWS AND REGULATIONS AFFECTING PUBLIC COMPANIES COULD BE BURDENSOME AND EXPENSIVE, (14) THE ABILITY TO SUCCESSFULLY IDENTIFY, MANAGE AND INTEGRATE POSSIBLE FUTURE ACQUISITIONS, (15) DEPENDENCE ON SUPPLIERS AND THE COSTS OF PAPER AND OTHER RAW MATERIALS AND THE ABILITY TO PASS PAPER PRICE INCREASES ONTO CUSTOMERS, (16) THE ABILITY TO MEET CUSTOMER DEMAND FOR ADDITIONAL VALUE-ADDED PRODUCTS AND SERVICES, (17) CHANGES IN INTEREST RATES AND CURRENCY EXCHANGE RATES OF THE CANADIAN DOLLAR, (18) THE ABILITY TO MANAGE OPERATING EXPENSES, (19) THE RISK THAT A DECLINE IN BUSINESS VOLUME OR PROFITABILITY COULD RESULT IN A FURTHER IMPAIRMENT OF GOODWILL, AND (20) THE ABILITY TO TIMELY OR ADEQUATELY RESPOND TO TECHNOLOGICAL CHANGES IN THE COMPANY'S INDUSTRY.

THESE RISKS AND UNCERTAINTIES ARE ALSO SET FORTH UNDER MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION IN THE CENVEO, INC. ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004, AND IN THE COMPANY'S OTHER SEC FILINGS. A COPY OF THE ANNUAL REPORT IS AVAILABLE ON THE COMPANY'S WEBSITE AT HTTP://WWW.CENVEO.COM.


USE OF NON-GAAP MEASURES

EBITDA (EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION) SHOULD NOT BE CONSIDERED AS AN ALTERNATIVE TO ANY MEASURE OF OPERATING RESULTS AS PROMULGATED UNDER ACCOUNTING PRINCIPLES GENERALLY ACCEPTED (GAAP) IN THE UNITED STATES (SUCH AS OPERATING INCOME OR NET INCOME), NOR SHOULD IT BE CONSIDERED AS AN INDICATOR OF OUR OVERALL FINANCIAL PERFORMANCE. CENVEO USES EBITDA INTERNALLY TO EVALUATE AND MANAGE THE COMPANY'S OPERATIONS. EBITDA DOES NOT FULLY CONSIDER THE IMPACT OF INVESTING OR FINANCING TRANSACTIONS AS IT SPECIFICALLY EXCLUDES DEPRECIATION AND INTEREST CHARGES, WHICH SHOULD ALSO BE CONSIDERED IN THE OVERALL EVALUATION OF RESULTS.

ADDITIONALLY, OUR METHOD OF CALCULATING EBITDA MAY BE DIFFERENT FROM THE METHOD USED BY OTHER COMPANIES AND THEREFORE COMPARABILITY MAY BE LIMITED. EBITDA HAS NOT BEEN PROVIDED AS A MEASURE OF LIQUIDITY.

WE USE EBITDA AS A SUPPLEMENTAL MEASURE OF PERFORMANCE BECAUSE WE BELIEVE IT GIVES THE READER A MORE COMPLETE UNDERSTANDING OF OUR OPERATING RESULTS BEFORE THE IMPACT OF INVESTING AND FINANCING TRANSACTIONS.

THIS PRESS RELEASE IS BASED IN PORTION ON MANAGEMENT'S ESTIMATE OF EBITDA FOR THE YEAR ENDED DECEMBER 31, 2005 . MANAGEMENT BELIEVES THE MOST DIRECTLY COMPARABLE GAAP MEASURE WOULD BE NET INCOME. DUE TO THE DIFFICULTY IN FORECASTING AND QUANTIFYING THE AMOUNTS THAT WOULD BE REQUIRED TO BE INCLUDED IN THIS COMPARABLE GAAP MEASURE, THE COMPANY IN NOT PROVIDING AN ESTIMATE OF YEAR-END NET INCOME AT THIS TIME. CENVEO EXPECTS CERTAIN KNOWN GAAP CHARGES FOR 2005 , SUCH AS $5.1 MILLION OF AMORTIZATION OF PURCHASED INTANGIBLES, INTEREST EXPENSE OF $73.3 MILLION AND DEPRECIATION OF $47.7 MILLION. OTHER GAAP CHARGES EXCLUDED FROM THE ESTIMATED EBITDA ARE POSSIBLE, BUT THEIR AMOUNTS ARE DEPENDENT ON NUMEROUS FACTORS THAT WE CURRENTLY CANNOT ASCERTAIN WITH SUFFICIENT CERTAINTY OR ARE PRESENTLY UNKNOWN. THESE GAAP CHARGES, SUCH AS POTENTIAL ASSET IMPAIRMENT CHARGES, POTENTIAL RESTRUCTURING COSTS OR POTENTIAL TAX VALUATION ALLOWANCES ARE DEPENDENT UPON FUTURE EVENTS AND VALUATIONS THAT HAVE NOT YET BEEN PERFORMED.